EXHIBIT 23.2


                     INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Molex Incorporated on Form S-8 of our reports dated JULY 24, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of Molex Incorporated for the year ended JUNE 30, 2000, and to the use of our reports dated JULY 24, 2000, incorporated in the Prospectus by reference, which is part of this Registration Statement. We also consent to the reference to us under the heading "EXPERTS" in Item 3 of this Registration Statement.

DELOITTE & TOUCHE  LLP





Chicago, Illinois

FEBRUARY 15, 2001